EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-8 of our report dated December 17, 1997, appearing in the Current Report on Form 8-K of Cendant Corporation filed on January 29, 1998.




DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 5, 1998